EXHIBIT 23.1

                        SEAVIEW UNDERWATER RESEARCH, INC.

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Seaview Underwater Research, Inc.

We consent to the use of our report dated March 21, 2000, with respect to the balance sheet of Seaview Underwater Research, Inc. as of December 31, 1999 and the related statement of income, stockholders' equity and cash flows for the year ended December 31, 1999, which report appears in your Annual report on Form 10-K for the year ended December 31, 1999.

/s/ Carol McAtee
St. Petersburg, Fl
March 26,2000